UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011 (December 6, 2011)

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West 26th Street New York, NY 10001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 827-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on December 6, 2011, Martha Stewart Living Omnimedia, Inc. (the “Company”) and J. C. Penney Corporation, Inc. (“J. C. Penney”), the principal operating subsidiary of J. C. Penney Company, Inc., entered into the following agreements, each dated as of December 6, 2011: (i) the J. C. Penney/MSLO Agreement (the “Commercial Agreement”), (ii) the Securities Purchase Agreement (the “Securities Purchase Agreement”) and (iii) the Investor Rights Agreement (the “Investor Rights Agreement”). In addition, the Company adopted the certificate of designations (the “Certificate of Designations”) with respect to a newly-authorized series of preferred stock of the Company, $0.01 par value Series A Preferred Stock (“Series A Preferred Stock”) and adopted the Second Amended and Restated By-Laws of the Company (the “Restated By-Laws”).

Commercial Agreement

The Commercial Agreement became effective upon execution, and provides for an initial term that will expire on January 28, 2023, unless earlier terminated in accordance with its terms. Pursuant to the Commercial Agreement, J. C. Penney will sell certain Martha Stewart-designed and branded home products (the “Products”) through www.jcp.com and in J. C. Penney stores throughout the United States, with the initial Product launch scheduled for February 2013. In addition, by February 2013, J. C. Penney is obligated to build (and thereafter support throughout the term) (i) dedicated Martha Stewart stores in approximately 600 J. C. Penney stores, which stores will be designed in accordance with the Company’s specifications, will feature trained sales associates and will sell certain Products; and (ii) a Company e-commerce site that is expected to sell certain Products, Martha Stewart-branded products sourced from other Company licensees and other products. Except for the Company’s current licensing relationships, the Commercial Agreement prohibits the Company from licensing certain home product categories to specified retailers.

The Commercial Agreement includes a list of Product categories for the initial launch, with the possibility that additional Product categories may be added during the term of the Commercial Agreement. J. C. Penney is required to pay a commission on all Product sales. For the Product categories covered by the initial launch, J. C. Penney is obligated to make minimum guaranteed payments against commissions generated on sales of the Products through the Martha Stewart stores as well as the J. C. Penney stores and www.jcp.com in an aggregate amount of $113.5 million. The Commercial Agreement also requires J.C. Penney to pay an annual design fee to the Company and to commit to an annual marketing spend to promote the Products, some of which must be spent to advertise in Company properties. The minimum guaranteed payments for sales commissions, when combined with the design fee and the annual marketing spend, will require J. C. Penney to make at least $172.4 million in payments, in the aggregate, during the term of the Commercial Agreement. The minimum guaranteed payment for any year is subject to increase if the actual commissions from the prior year exceed the minimum guaranteed payment for such year by a specified percentage. The minimum guaranteed payments will also increase in the event additional Product categories beyond the initial Product categories are launched.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the purchase by J. C. Penney from the Company of 11,000,000 newly-issued shares (the “Purchased Shares”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and one share of Series A Preferred Stock (the “Preferred Share” and, together with the Purchased Shares, the “Purchased Securities”) for an aggregate purchase price of $38,500,000. The Purchased Shares represent 19.89% of the issued and outstanding shares of the Class A Common Stock and the Company’s Class B Common Stock, par value $0.01 per share (collectively, the “Common Stock”) prior to such issuance and 16.59% of the issued and outstanding shares of the Common Stock immediately after such issuance. The transactions contemplated by the Securities Purchase Agreement were consummated on December 6, 2011.

The Securities Purchase Agreement includes various customary representations, warranties, covenants and agreements, including a covenant that the proceeds of such issuance may be used for, among other things, the payment of a special dividend to holders of shares of the Common Stock in an amount not to exceed $0.25 per share. The consummation of the transactions contemplated by the Securities Purchase Agreement was subject to a number of conditions, including (i) the execution and delivery of the Commercial Agreement and the Investor Rights Agreement, (ii) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and (iii) the election of the individuals designated by J. C. Penney to the board of directors of the Company (the “Board”) in accordance with the Investor Rights Agreement and the Certificate of Designations (the “Series A Designees”). The Company is obligated to indemnify J. C. Penney and certain related entities for damages arising out of or based upon breaches of representations, warranties, covenants and agreements by the Company, subject to customary exceptions and limitations on such obligations included in the Securities Purchase Agreement.

Investor Rights Agreement

The Investor Rights Agreement provides J. C. Penney with certain registration rights and includes agreements with respect to J. C. Penney’s ownership of shares of Common Stock and other actions related to the Company.

Under the Investor Rights Agreement, the holders of a majority of the Purchased Shares (and shares otherwise acquired by J. C. Penney) may request the registration of Class A Common Stock held by them up to three times, beginning on the earlier of the third anniversary of the Investor Rights Agreement or the first date upon which the members of the Board that are independent directors under the New York Stock Exchange plus, without duplication, the Series A Designees, constitute less than a majority of the Board. J. C. Penney will also generally be permitted to request that the Company register all or a portion of its shares of Class A Common Stock whenever the Company registers any equity securities for public sale (a “piggyback registration”), subject to the procedures and conditions set forth in the Investor Rights Agreement.

During the “Standstill Period” (as defined below), J. C. Penney may only transfer the shares of Class A Common Stock or any equivalent derivative positions (“Synthetic Long Positions”) to (i) certain affiliated entities, (ii) in connection with a third party tender or exchange offer, merger or similar transaction recommended, approved by or not opposed by the Board or (iii) in an open market transaction or registration statement or otherwise (other than in contravention of the restriction described in clause (ii)) provided that any such transfer is not to any person or “group” that would thereafter, to J. C. Penney’s knowledge, own shares or Synthetic Long Positions representing more than 5% of the outstanding shares of the Common Stock.

Until the earlier of termination of the Standstill Period or the date on which J. C. Penney is no longer entitled to designate one or more of the Series A Designees for election to the Board, J. C. Penney and certain of its affiliates (the “J. C. Penney Group”) will cause all shares of the Common Stock owned by the J. C. Penney Group (i) to be counted as present at any meeting where directors of the Company are to be elected by holders of the Common Stock and (ii) to be voted for or against each nominee in the same proportion as the votes cast by the other holders of the Common Stock. In addition, to the extent the Series A Preferred Stock is entitled to vote separately as a class (other than with respect to (i) the election or removal of the Series A Designees, (ii) an amendment to the certificate of incorporation of the Company (the “Certificate of Incorporation”) or the Certificate of Designations that adversely affects the preferences, rights, privileges or powers of the Series A Preferred Stock or authorizes the issuance of any additional shares of Series A Preferred Stock (other than as provided in clause (iii) below) or (iii) any binding share exchange or reclassification involving the Series A Preferred Stock, or any merger or consolidation of the Company, the terms of which do not ensure that such transaction will be consummated without contravening or conflicting with the provisions of the Certificate of Designations addressing reclassification of the Series A Preferred Stock), the J. C. Penney Group will cause the Preferred Share to be counted as present at any meeting and to be voted (x) in the case of a matter on which the other holders of the Common Stock are entitled to vote, in the same manner as a majority of the votes cast by the other holders of the Common Stock and (y) in the case of a matter on which the other holders of the Common Stock are not entitled to vote, in favor of the recommendation of the Board with respect to such matter.

During the Standstill Period, so long as J. C. Penney and its affiliates have complied with their obligations under the Investor Rights Agreement and the Securities Purchase Agreement, the Company will not, without J. C. Penney’s consent, put in place a stockholder rights plan or similar poison pill that would prohibit J. C. Penney, its parent company and any wholly owned subsidiary of its parent company, any person of which J. C. Penney and its parent company are wholly owned subsidiaries and any other wholly owned subsidiary of any such person, and any controlled affiliate of any of the foregoing (the “Standstill Entities”) from having beneficial ownership or acquiring shares of the Common Stock or any Synthetic Long Position representing no more than 25% of the total voting power and then-outstanding shares of the Common Stock.

During the Standstill Period, the Standstill Entities will not, without the prior written consent of the Board, directly or indirectly, (i) effect, initiate or encourage, or take certain other actions involving a third party, in connection with (A) any acquisition that would increase the Standstill Entities’ beneficial ownership to more than 25% of the total voting power or then-outstanding shares of the Common Stock; (B) acquisition of more than 5% of the consolidated assets of the Company and its subsidiaries; (C) acquisition of Company indebtedness; or (D) a tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries, or other sale, lease or other disposition of assets of the Company and its subsidiaries representing all or substantially all of the consolidated assets of the Company; (ii) generally make or participate in a solicitation of proxies to vote the Common Stock; (iii) grant a proxy or enter into any voting arrangement with respect to the voting of the Common Stock other than in accordance and consistent with the recommendation of the Board; (iv) seek to obtain representation on the Board beyond the Series A Designees; (v) participate in a group in respect of the prohibited activities; (vi) take certain actions with any third party in respect of the prohibited activities; (vii) make a public announcement of its intention or desire to engage in any of the prohibited activities or of how it would vote with respect to any matter submitted to a vote of the holders of the Common Stock, or take any action that could reasonably be expected to require public disclosure regarding prohibited actions, including a Series A Designee resigning or failing to stand for reelection; or (viii) request, propose or otherwise seek amendment or waiver of the prohibited activities. Other than the prohibition on public announcement, the prohibitions (1) do not limit any Series A Designee from acting in his or her capacity as a director; (2) do not limit any Standstill Entity from transferring or disposing of Class A Common Stock in accordance with the Investors Rights Agreement, or from participating in a “group” composed of, or having discussions or entering into arrangements with, other Standstill Entities; (3) do not limit any confidential, non-public communications among persons associated with any Standstill Entities; and (4) do not limit any Standstill Entity from voting (I) against any proposal of a third party regarding a merger or other business combination or determining not to tender or exchange any securities pursuant to any tender or exchange offer, regardless of whether supported by the Board (except for its voting obligations in respect of the Series A Preferred Stock) or (II) in favor of any matter recommended by the Board for approval by the holders of Common Stock.

The “Standstill Period” will extend until the earliest of (i) December 6, 2015; (ii) the Company or the Board approving or recommending that the stockholders approve or convey their shares pursuant to certain proposals by third parties with respect to extraordinary transactions with the Company (“Acquisition Proposal”) or entry by the Company or a subsidiary into a definitive agreement with respect to an Acquisition Proposal; (iii) termination of the Commercial Agreement as a result of a determination by a court of competent jurisdiction that the Company had materially breached the Commercial Agreement in such a manner as would give rise to J. C. Penney’s right of termination; (iv) any person or “group” other than J. C. Penney and its affiliates acquiring or announcing its intent to acquire beneficial ownership of 25% or more of the Common Stock (or if the group includes Martha Stewart and her affiliates, 75% or more), if the Board does not publicly object to, recommend against or announce it does not intend to approve the transaction with such person or group; (v) the first day the J. C. Penney Group and their respective affiliates has not beneficially owned and/or had a Synthetic Long Position with respect to more than 5% of the outstanding shares of Class A Common Stock or total voting power for any 6-month period on a continuous basis or not had a Series A Designee on the Board for any 6-month period on a continuous basis; (vi) the commencement of a bankruptcy or similar proceeding or appointment of a receiver or similar official; or (viii) the Company or certain material subsidiaries commence or consent to liquidation, apply for or consent to the appointment of a receiver or similar official, file an answer admitting the material allegations of a petition or make a general assignment for the benefit of creditors.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report with respect to the Securities Purchase Agreement is incorporated into this Item 3.02 by reference.

On December 6, 2011, pursuant to the Securities Purchase Agreement, the Company issued the Purchased Securities. The Purchased Securities were offered to J. C. Penney in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act, and Regulation D thereunder.

Item 3.03 Material Modifications to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report is incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2011, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware setting forth, among other things, the designation, preferences, dividends, voting rights and other special rights of the Company’s Series A Preferred Stock.

The Certificate of Designations provides that the holder of the Series A Preferred Stock (the “Holder”) will initially be entitled to designate for election and elect two individuals to the Board. For as long as the Holder is entitled to designate two Series A Designees, if the size of the Board is increased to fifteen or greater, then the number of Series A Designees will be increased to the number (rounding down to the nearest whole number) resulting from multiplying (x) the percentage of then-outstanding shares of the Common Stock owned by J. C. Penney and certain affiliates (the “J. C. Penney Group”) by (y) the number of directors comprising the Board. The Holder will only continue to be entitled to designate two or more Series A Designees for as long as the J. C. Penney Group owns all of the Purchased Shares (and has not entered into certain hedging transactions related to the Class A Common Stock (a “Hedging Transaction”)), subject to certain dispositions required to comply with applicable law. If the J. C. Penney Group no longer owns all of the Purchased Shares (or has entered into a Hedging Transaction), the Holder may designate one Series A Designee, for as long as the J. C. Penney Group owns at least 66 2/3% of the Purchased Shares (and has not entered into a Hedging Transaction with respect to such shares). Following the first time that the J. C. Penney Group fails to own at least 66 2/3% of the Purchased Shares (reduced by the number of Purchased Shares subject to a Hedging Transaction), the Holder will no longer have the right to designate Series A Designees for election to the Board of Directors.

Subject to applicable law and securities exchange rules and regulations, at any time during which the Holder has the right to designate two or more Series A Designees, there will be at least one Series A Designee included as a member of any committee of the Board of Directors, except for special committees established for potential conflict of interest situations the nature of which is such that membership thereon by a Series A Designee would be inappropriate, as determined in good faith by the Board of Directors, and except that only Series A Designees who qualify under the applicable rules and regulations of the applicable securities exchange and the Securities and Exchange Commission may serve on committees where such qualification is required.

In addition to any other vote or consent of a holder of the Series A Preferred Stock as required by law or by the Certificate of Incorporation, without the prior written consent of the Holder, the Company will not amend, alter or repeal (whether by amendment, merger or consolidation or otherwise) any provision of the Certificate of Incorporation or the Certificate of Designations to adversely affect the Series A Preferred Stock or authorize the issuance of additional shares of Series A Preferred Stock; provided that any amendment or alteration to the Certificate of Incorporation or any related certificate of designations to (i) increase the number of authorized shares of any class or series of capital stock of the Company (other than the Series A Preferred Stock) or (ii) incorporate the terms of a new class or series of capital stock of the Company that does not modify the rights and obligations of the Series A Preferred Stock set forth in the Certificate of Designations, will not be deemed to adversely affect the preferences, rights, privileges or powers of the Series A Preferred Stock.

Upon the occurrence of a binding share exchange, reclassification involving the Series A Preferred Stock or a merger or consolidation of the Company, so long as the J. C. Penney Group owns all of the Purchased Shares (and has not entered into a Hedging Transaction), other than certain dispositions required to comply with applicable law, the Holder will continue to have the right to designate one or more directors to the Company or such surviving or resulting entity, subject to certain conditions regarding the J. C. Penney Group’s ownership of the Company or such surviving or resulting entity immediately following the consummation of such transaction.

The Series A Preferred Stock will be cancelled upon the earliest to occur of (i) the date, if any, on which share(s) of Series A Preferred Stock are not owned of record and beneficially by the J. C. Penney Group, (ii) the date, if any, on which the Holder no longer has the right to designate any Series A Designees and (iii) the date, if any, on which the Company’s remaining assets following the dissolution and winding up of the Company have been distributed.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Holder is entitled to receive for each share of Series A Preferred Stock held thereby, an amount equal to $0.01 (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares), before any payment or distribution is made in respect of any Common Stock.

The preceding description of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

On December 6, 2011, in connection with the transactions contemplated by the Securities Purchase Agreement, the Board adopted the Restated By-Laws, which became effective as of such date. Pursuant to the Restated By-Laws, the Amended and Restated By-Laws of the Company, that were in effect as of June 11, 2008, were amended and restated to clarify that the rights of holders of Common Stock would be subject in certain respects to the rights of holders of Series A Preferred Stock and provide for certain procedures applicable to the Series A Preferred Stock, including, but not limited to, allowing the holder of the Series A Preferred Stock to act by written consent. The preceding description of the Restated By-Laws is qualified in its entirety by reference to the Company’s Second Amended and Restated By-Laws which are filed as Exhibit 3.2 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 8.01 Other Events.

On December 7, 2011, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference, announcing a special cash dividend of $0.25 per share, payable on or about December 30, 2011, to all holders of record of the Common Stock at the close of business on December 19, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of the Series A Preferred Stock of Martha Stewart Living Omnimedia, Inc.
3.2	Second Amended and Restated By-Laws of Martha Stewart Living Ominimedia, Inc.
99.1	Press Release, dated December 7, 2011, entitled “J. C. Penney Company, Inc. and Martha Stewart Living Omnimedia, Inc. Announce Strategic Alliance”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: December 12, 2011	By:	/s/ Daniel Taitz
Chief Administrative Officer and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of the Series A Preferred Stock of Martha Stewart Living Omnimedia, Inc.
3.2	Second Amended and Restated By-Laws of Martha Stewart Living Ominimedia, Inc.
99.1	Press Release, dated December 7, 2011, entitled “J. C. Penney Company, Inc. and Martha Stewart Living Omnimedia, Inc. Announce Strategic Alliance”

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